EXHIBIT 12.1

                       STATEMENT OF COMPUTATION OF RATIOS
                                 (IN THOUSANDS)
                                   HISTORICAL

                          Period from
                         September 30,
                        1994 (inception)                                                 Three months   Three months
                            through        Year Ended     Year Ended     Year Ended         ended          ended
                          December 31,     December 31,   December 31,   December 31,      March 31,     March 31,
                              1994            1995           1996           1997            1997           1998
                              ----            ----           ----           ----            ----           ----
EARNINGS:
  Net income                 $368            $3,467         $8,489        $22,783         $4,230          $3,357
  Minority interest,           52               397            531          1,879            234             292
    common
  Extraordinary loss                                                                                       2,760
  Fixed Charges               209             2,428          7,435         15,258          3,411           6,310
  Interest costs                                                             (267)           (41)            (64)
capitalized
                           ------            ------         ------         ------         ------          ------
                             $629            $6,292        $16,455        $39,653         $7,834         $12,655

FIXED CHARGES:
  Interest expense            $61            $1,989         $5,839         $9,255         $1,997          $4,805
  Amortization of loan        148               439            867          1,185            256             268
    origination fees
  Interest costs capitalized                                                  267             41              64
Preferred Unit                                                 729          4,551          1,117           1,173
  distributions
                           ------            ------         ------         ------         ------          ------
                             $209            $2,428         $7,435        $15,258         $3,411          $6,310

Ratio of earnings to         3.01              2.59           2.21           2.60           2.30            2.01
fixed charges(1)

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(1) Computed as earnings divided by fixed charges.